UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 19, 2011
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 19, 2011, OM Group, Inc. (the “Company”) entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of its outside directors (Richard W. Blackburn, Steven J. Demetriou, Katharine L. Plourde, William J. Reidy and Gordon A. Ulsh, each a “Director”) and each of its named executive officers (Joseph M. Scaminace, Stephen J. Dunmead, Kenneth Haber, Gregory J. Griffith, and Valerie Gentile Sachs, each an “Officer”).
     Each Indemnification Agreement provides that the Company will indemnify, defend and hold harmless, to the fullest extent permitted or required under Delaware law currently or as such law may be amended to increase the scope of indemnification, the covered Director or Officer against any and all expenses (including attorneys’ and experts’ fees), damages, losses, liabilities, judgments, fines, penalties, settlement amounts in connection with any claim, demand, action, suit or proceeding (whether civil, criminal or other) that arise out of or result from the covered Director’s or Officer’s actual, alleged or suspected act or failure to act in his or her capacity as a director, officer, employee, member, manager, trustee or agent of the Company or any other entity as to which such person is or was serving in such capacity at the request of the Company; or in respect to any business, transaction, communication or other activity of the Company or any other such entity; or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other such entity.
     Each Indemnification Agreement also requires the Company, upon request of the covered Director or Officer, to advance all expenses incurred or reasonably expected to be incurred by the covered Director or Officer arising out of or resulting from an indemnifiable claim, provided that such covered Director or Officer undertakes to repay any amounts advanced by the Company if it is subsequently determined such Director or Officer is not entitled to indemnification by the Company under the Indemnification Agreement with respect to the claim in question.
     Each Indemnification Agreement is not exclusive of any other rights to indemnification or advancement of expenses to which the covered Director or Officer may be entitled, including any rights under the certificate of incorporation or bylaws of the Company or applicable law. The Company will not have an obligation to provide indemnification under an Indemnification Agreement to the extent the covered Director or Officer has received payment under any insurance policy or otherwise in respect of such indemnifiable claim.
     The form of Indemnification Agreement executed by each Director and Officer is filed as Exhibit 10 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits

Exhibit 10	Form of Indemnification Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.
(Registrant)

Date: January 25, 2011	/s/ Valerie Gentile Sachs
	Name:	Valerie Gentile Sachs
	Title:	Vice President, General Counsel and Secretary